UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

April 25, 2016

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

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Item 8.01. Other Events.

On April 25, 2016, APX Parent Holdco, Inc. (“Parent”), a parent company of APX Group Holdings, Inc. (the “Company”) completed the issuance and sale to certain investors, co-led by Peter Thiel and strategic investment firm Solamere Capital, of a series of preferred stock in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Parent intends to contribute the net proceeds of $69.8 million from such issuance and sale to the Company as an equity contribution.

As this issuance is the first installment of a total equity capital raise that is expected to be in the aggregate amount of $100 million, Parent intends to issue and sell additional shares of preferred stock in one or more private placements exempt from registration under the Securities Act and to use proceeds from such additional issuances to make an additional capital contribution to the Company of up to $30 million in 2016. No assurances may be given that these additional transactions will be completed on the timeline contemplated, in the amount contemplated or at all, or that any resulting net proceeds would be contributed to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale Gerard
Name:	Dale Gerard
Title:	Senior Vice President of Finance and Treasurer

Date: April 27, 2016

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